EXHIBIT 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE (this “Sublease”) is made and entered into as of the 12th day of February, 2009, by and between FAIR ISAAC CORPORATION, a Delaware corporation (“Sublandlord”) and VOLCANO CORPORATION, a Delaware corporation (“Subtenant”).

RECITALS

A.    Kilroy Realty, L.P., a Delaware limited partnership, (“Prime Landlord”), as landlord, and Sublandlord, as tenant, are parties to that certain Office Lease dated February 14, 2003 attached hereto as Exhibit A (the “Prime Lease”), covering certain leased premises containing approximately 129,752 rentable square feet (the “Prime Lease Premises”) in the building commonly located at 3661 Valley Centre Drive, San Diego, California (the “Building”).

B.    Sublandlord desires to sublease a portion of the Prime Lease Premises to Subtenant, and Subtenant desires to sublease the same from Sublandlord, on the terms and conditions of this Sublease.

C.    Capitalized terms not otherwise defined in this Sublease shall have the meanings set forth in the Prime Lease.

NOW, THEREFORE, Sublandlord and Subtenant agree as follows:

1.    Sublease; Personal Property; Parking.

1.1    Sublease. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord the Sublease Premises (as defined in Section 2 below) for the term and for the rent and on all other terms and conditions set forth herein.

1.2    Personal Property. Sublandlord shall deliver the Sublease Premises to Subtenant together with those items of personal property identified on Exhibit B attached hereto (the “Personal Property”). During the Sublease Term (as defined below) Subtenant shall have the right to use the Personal Property in their “AS-IS” condition. Subtenant agrees to maintain the Personal Property in good order and condition and surrender the Personal Property to Sublandlord in such condition (reasonable wear and tear excepted) upon the expiration or sooner termination of this Sublease. Sublandlord has made no representations or warranties to Subtenant with regard to the condition of the Personal Property, the suitability thereof for any particular purpose and Sublandlord shall have no obligation to repair, replace or otherwise maintain the Personal Property during the Sublease Term.

1.3    Parking. During the Sublease Term, Subtenant shall have the non-exclusive right to use its pro rata share (i.e., 16.96%) of the parking spaces made available to Sublandlord under Item 9 of the Basic Lease Information contained in the Prime Lease, subject to the terms and provisions of the Prime Lease, including, without limitation, Article 28. Subtenant acknowledges that the parking spaces are non-reserved.

1.4    Common Areas. Subtenant shall have the non-exclusive right, during Building Hours, to use those common areas located on the first floor of the Building as depicted as “shared space” on Exhibit C attached hereto, subject to any reasonable rules and regulations as may be imposed by Sublandlord.

2.    Sublease Premises. The “Sublease Premises” shall be deemed to consist of: (a) approximately 20,000 square feet of rentable space in the Prime Lease Premises located on the 2nd floor of the Building (the “2nd Floor Sublease Premises”) and (b) approximately 2,000 square feet of rentable space in the Prime Lease Premises located on the 1st floor of the Building (the “1st Floor Sublease Premises”) as shown on the floor plans attached hereto as Exhibit D. Subtenant shall have no right to exercise any rights under the Prime Lease to expand the Prime Lease Premises. Sublandlord shall deliver the 1st Floor Sublease Premises to Subtenant upon receipt of the last of the following: (i) an executed Sublease from Subtenant; (ii) the first months’ payment of Sublease Base Rent and (iii) a fully executed Landlord Consent (as defined in Section 3 below). Sublandlord shall deliver the 2nd Floor Sublease Premises to Subtenant on April 1, 2009. If any portion of the Sublease Premises is delivered after the latest of the dates set forth hereinabove, then as of the Rent Commencement Date, Subtenant shall only be obligated to pay Sublease Base Rent with respect to that portion of the Sublease Premises which has been delivered to Subtenant. Such amount shall be determined by multiplying the square footage of the portion of the Sublease Premises that has been delivered to Subtenant by the rentable square foot rate set forth in Section 5 below. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the 2nd Floor Sublease Premises does not include approximately 5,000 square feet of contiguous, rentable square feet located on the 2nd floor of the Prime Lease Premises (herein referred to as the “Excluded Sublease Premises”) as such area is mutually agreed upon by the parties. Within sixty (60) days after the Sublease Commencement Date, the parties shall meet to determine a mutually agreeable area to serve as the Excluded Sublease Premises and Subtenant shall immediately surrender any portion of the Excluded Sublease Premises that is occupied by Subtenant. The Excluded Sublease Premises will not be occupied on a permanent basis by Subtenant; provided that it will also not be taped off or otherwise separately demised from the remainder of the Sublease Premises and Subtenant will be permitted to walk through or otherwise pass through the Excluded Sublease Premises to the extent required to access the remainder of the Sublease Premises or as may be required for exiting requirements or other code compliance or legal requirements. If the parties, acting in good faith, are unable to agree upon the location of the Excluded Sublease Premises, the Excluded Sublease Premises will be the area outlined on Exhibit F attached hereto.

3.    Term. The term of this Sublease (the “Sublease Term”) shall commence on the date upon which Sublandlord delivers the 2nd Floor Sublease Premises to Subtenant (the “Sublease Commencement Date”) and shall continue until July 30, 2010. Subtenant shall have no right to exercise any rights under the Prime Lease to extend the term of the Prime Lease. Notwithstanding the foregoing, this Sublease shall not be effective unless Prime Landlord consents in writing by executing a consent in substantially the same form attached hereto as Exhibit E (the “Landlord Consent”), which consent shall include Prime Landlord’s approval of Subtenant’s intended use as set forth in Section 2.6 of the Landlord Consent.

4.    Use. Subtenant shall use the Sublease Premises only for general office purposes, and for no other purposes, except as expressly permitted in the consent executed by Prime Landlord. Subtenant’s use of the Sublease Premises shall at all times conform to all applicable governmental laws, statutes, ordinances, rules and regulations (collectively, “Laws”).

5.    Rent.

5.1.    Sublease Rent. Commencing on April 1, 2009 (the “Rent Commencement Date”), and continuing on the first day of each month thereafter during the Sublease Term, Subtenant shall pay to Sublandlord base rent equal to $2.50 per rentable square foot of the Sublease Premises per month (the “Sublease Base Rent”); provided, however, that Subtenant shall only be required to pay 50% of the Sublease Base Rent during the period beginning on the Rent Commencement Date and ending on December 31, 2009. Notwithstanding the foregoing, Subtenant agrees to pay the Sublease Base Rent due for the month of April, 2009, upon the execution of this Sublease by Subtenant. In addition to paying Sublease Base Rent, commencing on the earlier of (a) the Rent Commencement Date and (b) the date upon which Subtenant commences business operations within any portion of the Sublease Premises, and continuing on a monthly basis during the remaining Sublease Term, Subtenant shall pay as additional rent, the cost of electricity furnished to the Sublease Premises. If the Sublease Premises are separately metered, such amount shall be paid by Subtenant, prior to delinquency, directly to the applicable utility provider. If the Sublease Premises are not separately metered, Subtenant shall pay to Sublandlord, within twenty days following written notice from Sublandlord, the share of electricity charges reasonably attributable to the Sublease Premises, as reasonably determined by Sublandlord, provided that the amount of Subtenant’s share of such monthly electricity charges shall not exceed $.20 per rentable square foot of the Sublease Premises. All rent due under this Sublease (hereinafter referred to as “Sublease Rent”) shall be paid in advance and without notice, demand, deduction or offset (except as provided in this Sublease) on the first day of each month during the Sublease Term for which such Sublease Base Rent is payable. Sublease Base Rent for any partial months shall be prorated on a per diem basis.

5.2.    Security. Contemporaneously with the execution of this Sublease, Subtenant shall deliver to Sublandlord a security deposit equal to $55,000.00 (the “Security Deposit”). If Subtenant defaults in the performance of its obligations, covenants and conditions under this Sublease, including without limitation Subtenant’s obligation to remove any subtenant improvements if required by this Sublease, Sublandlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Sublandlord for all damage sustained by Sublandlord resulting from Subtenant’s default. If any of the Security Deposit is so used, Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount stated above within five (5) days after Sublandlord has demanded such replenishment. If Subtenant is not in default at the expiration or termination of this Sublease, Sublandlord shall return the Security Deposit (or such portion thereof as remains) to Subtenant within thirty (30) days after expiration or termination of this Sublease subject to the conditions that (a) Subtenant has surrendered possession of the Sublease Premises to Sublandlord free of any subtenants or other persons claiming possession or right to occupy the Sublease Premises and (b) Subtenant has performed all of its obligations under this Sublease. Sublandlord may commingle the Security Deposit with Sublandlord’s general and other funds and shall not be required to pay interest on the Security Deposit. The use of the Security Deposit by Sublandlord in the manner stated above shall not limit or restrict Sublandlord from exercising any other rights or remedies provided to Sublandlord under this Sublease or under law or equity if Subtenant defaults.

6.    Subtenant Improvements. Sublandlord shall deliver the Sublease Premises to Subtenant in broom clean condition with all plumbing, electrical, mechanical and lighting in good working order. Subject to the foregoing obligations on the part of Sublandlord, Subtenant acknowledges that it has inspected the Sublease Premises and agrees to accept the Sublease Premises in their “AS IS” condition. Subtenant acknowledges that, except as provided in this Sublease, Sublandlord has made no representations or warranties concerning the condition of the Sublease Premises or their fitness for any particular use and Subtenant shall rely solely on its own investigations and inspections to determine the suitability of the Sublease Premises for its intended use. Except as provided in this Sublease, any work necessary to prepare the Sublease Premises for Subtenant’s occupancy shall be performed at Subtenant’s sole cost and expense. All such work shall be done in a good and workmanlike manner, free of mechanics liens and in accordance with all other provisions of the Prime Lease, including, without limitation, those provisions of the Prime Lease requiring consent of Prime Landlord, and with all Laws.

7.    Alterations.

7.1.    Subtenant shall not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise (collectively, “Subtenant Alterations”), in or to the Sublease Premises without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole discretion, provided that Sublandlord will not unreasonably withhold its consent if Prime Landlord consents to any proposed Subtenant Alterations by Subtenant. Any Subtenant Alterations shall be made at Subtenant’s sole expense and subject to the Prime Lease. As a condition precedent to consent of Sublandlord hereunder, Sublandlord may require that any Subtenant Alterations be removed at the end of the Sublease Term and that the Sublease Premises be restored to the condition existing on the Sublease Commencement Date, unless Prime Landlord agrees in writing that any Subtenant Alterations may remain upon the Sublease Premises upon the expiration of the Prime Lease. Subtenant agrees to obtain and deliver to

Sublandlord such security against mechanic’s liens as Sublandlord shall reasonably request. If any mechanic’s lien is filed against any part of the Sublease Premises for work claimed to have been done for, or materials claimed to have been furnished to, Subtenant, such mechanic’s lien shall be discharged by Subtenant in accordance with all of the provisions of the Prime Lease but in no event later than fifteen (15) days thereafter, at Subtenant’s sole cost and expense, by the payment thereof or, with Prime Landlord’s approval, by bonding around such liens in accordance with applicable law.

7.2.    All Subtenant Alterations made by Subtenant shall become the property of Sublandlord upon expiration of the Sublease Term and shall remain upon and be surrendered with the Sublease Premises as a part thereof without disturbance or injury, except for any Subtenant Alterations that have been designated for removal.

7.3.    Subtenant shall surrender the Sublease Premises to Sublandlord in good condition and repair, reasonable wear and tear excepted.

8.    Prime Lease.

8.1.    This Sublease is subject and subordinate to the Prime Lease. It is the intent of Subtenant and Sublandlord to incorporate the Prime Lease into this Sublease by reference except as otherwise specifically provided herein. Notwithstanding the foregoing sentence, Subtenant shall not be obligated to pay the base rent or the Direct Expenses that are payable to Prime Landlord under the Prime Lease; provided, however, Subtenant shall pay all other sums due to Prime Landlord pursuant to the Prime Lease to the extent such sums are applicable to utilities or services provided to the Sublease Premises (e.g. after hours HVAC charges and related expenses).

8.2.    Except as otherwise expressly provided by the terms of this Sublease, Subtenant agrees to be bound by and perform all the terms, provisions and conditions to be performed by or applicable to Sublandlord under the Prime Lease to the extent the same are applicable to the Sublease Premises or Subtenant’s use of any portion of the Building, and for purposes of said limited incorporation by reference of the Prime Lease, any references therein to “Tenant” shall be deemed references to Subtenant. Sublandlord shall have the benefit of all rights and remedies available to Prime Landlord under the Prime Lease, including, but not limited to the right of re-entry. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any loss or damage occurring by reason of breach by Subtenant of the Prime Lease as incorporated herein, including, without limitation (a) the cost of cure or loss of Prime Lease; (b) any claims, damages, and expenses arising out of or relating to any claim that the Sublease Premises were not surrendered in the condition required by this Sublease and (c) any attorneys’ fees incurred in connection with the foregoing.

8.3.    All references to “Landlord” in the Prime Lease shall be deemed to continue to be references to Prime Landlord and Sublandlord shall have no liability to Subtenant for Prime Landlord’s defaults. At Subtenant’s request, Sublandlord shall request that Prime Landlord cure any default caused by Prime Landlord.

8.4.    Sublandlord represents and warrants that as of the date of this Sublease, (i) the Prime Lease is in full force and effect; (ii) to the best of Sublandlord’s actual knowledge there is no default by Prime Landlord or Sublandlord under the Prime Lease; (iii) there are no circumstances which, given notice or the passage of time or both, would constitute a default by Sublandlord under the Prime Lease; and (iv) that Sublandlord has the full right, power and authority to enter into this Sublease (subject to the consent of Prime Landlord). During the Sublease Term, Sublandlord shall not voluntarily do, or fail to do, anything which would constitute a default under the Prime Lease or permit the Prime Lease to be surrendered, cancelled or terminated for any reason, except in connection with a termination of this Sublease pursuant to Section 14 or pursuant to an express right of termination under the Prime Lease (such as casualty or condemnation).

9.    Assignment and Subletting. Subtenant shall not assign this Sublease in whole or in part, or sublet all or any part of the Sublease Premises, or permit occupancy of all or any part of the Sublease Premises under any arrangement by a party other than Subtenant, without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole discretion, provided that Sublandlord agrees not to unreasonably withhold its consent if Prime Landlord consents to any transfer by Subtenant. Subtenant acknowledges that its right to further sublease the Sublease Premises or assign this Sublease are subordinate and subject to the terms of the Prime Lease, including without limitation those provisions requiring the consent of Prime Landlord.

10.    Default; Performance by Sublandlord

10.1.    Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Sublease:

a.

Subtenant shall fail to pay any rent or other sum due hereunder within five (5) days after written notice from Sublandlord; provided however, Sublandlord shall only be obligated to give two (2) notices per calendar year and once two (2) notices have been given, if Subtenant thereafter fails to pay any amount due under this Sublease, Subtenant shall be deemed to be in default if such payment is not made within five (5) days of the date due;

b.

Subtenant shall create or suffer a default under the Prime Lease under any provision of the Prime Lease applicable to Subtenant or the Sublease Premises and Subtenant shall not cure such default at least five (5) days prior to the expiration of any applicable cure period with respect to such default under the Prime Lease;

c.

Subtenant shall default in the due keeping, observing or performance of any covenant, term, provision or condition of this Sublease not described above on the part of Subtenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Subtenant within twenty (20) days after Sublandlord shall have given to Subtenant a written notice specifying the same; provided that if the nature of such default is such that the same cannot reasonably be cured within such twenty (20) day period and if such default does not create a default under the Prime Lease, Subtenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Sublandlord;

d.

any event shall occur or any contingency shall arise whereby this Sublease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve or pass to any person, firm, association or corporation other than Subtenant except as expressly permitted hereunder;

e.

Subtenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Subtenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof;

f.

a petition is filed by or against Subtenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Subtenant which is dismissed within sixty (60) days after its filing;

g.	Subtenant shall file a petition under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import; or

h.

a permanent receiver, trustee or liquidator shall be appointed for Subtenant or of or for the property of Subtenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his or her appointment.

If an Event of Default occurs under this Sublease, Subtenant does hereby authorize and fully empower Sublandlord to use all lawful means available to cancel and annul this Sublease, and to re-enter and take possession of the Sublease Premises, and remove all persons and their property therefrom so as to recover at once full and exclusive possession of all the Sublease Premises, whether in possession of Subtenant or of third persons, or vacant; or Sublandlord may at its option at any time after such default or violation of condition or covenant, re-enter and take possession of the Sublease Premises without such re-entering working a forfeiture of the rents to be paid and the covenants to be kept by Subtenant for the full term of this Sublease. The foregoing shall in no way limit the remedies or rights of Sublandlord and the parties hereby agree that all of the rights and remedies in favor of Prime Landlord under the Prime Lease shall inure to the benefit of Sublandlord if an Event of Default occurs under this Sublease.

10.2.    If Subtenant shall fail to perform any act on its part to be performed hereunder, Sublandlord may (but shall not be obligated so to do) after giving written notice to Subtenant (and a reasonable opportunity to cure, provided that no notice and cure period need to be given for any emergency repairs or action) perform such act without waiving or releasing Subtenant from any of its obligations relative thereto. All sums paid or costs incurred by Sublandlord in so performing such acts under this Section 10.2, together with reasonable attorneys’ fees and interest thereon at a rate per annum equal to the lesser of 18 percent or the maximum rate permitted by law, from the date each such payment was made or such cost incurred by Sublandlord, shall be payable by Subtenant to Sublandlord on demand.

10.3.    No reference to nor exercise of any specific right or remedy by Sublandlord shall prejudice or preclude Sublandlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Sublandlord may from time to time exercise any one or more of such remedies independently or in combination.

11.    Indemnification. Subtenant agrees to indemnify and hold harmless Sublandlord from any and all claims, liabilities, causes of action or costs (including attorneys’ fees and costs of suit), however caused, to the extent they arise out of Subtenant’s use or occupancy of the Sublease Premises or any breach or default by Subtenant of any of the provisions of this Sublease. Sublandlord agrees to indemnify and hold harmless Subtenant from any and all claims, liabilities, causes of action or costs (including attorneys’ fees and costs of suit), however caused, to the extent they arise out of any breach or default by Sublandlord of any of the provisions of this Sublease. The foregoing indemnities shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything to the contrary contained in this Sublease, all claims for indemnification and other recoveries by either Subtenant or Sublandlord shall be limited to direct, proximately caused damages and neither party shall be liable to the other for any consequential or special damages arising out of a breach of this Sublease (other than a breach resulting from the intentional misconduct of the other party). The foregoing shall in no way limit Subtenant’s liability for any damages (including consequential or special damages) for which Sublandlord may be liable for under the Prime Lease as a result of any act, negligence or willful misconduct by Subtenant.

12.    Release. Subtenant hereby waives and releases any and all claims against Sublandlord for the interruption or interference in the use of the Sublease Premises from any cause whatsoever other than the willful acts or gross negligence of Sublandlord or its officers, employees or agents; provided that if any such interference or interruption results in an abatement of any rent payable by Sublandlord under the Prime Lease, Subtenant shall be entitled to a proportionate abatement of Sublease Rent to the extent and for the duration that Sublandlord’s rent abates under the Prime Lease. In addition, to the extent that Subtenant is prevented from using, and does not use, the Sublease Premises or any portion thereof, as a result of any interruption or interference caused solely by Sublandlord’s negligence and if such interruption or interference continues for five consecutive business days after Sublandlord’s receipt of notice from Subtenant, Subtenant shall be entitled to abate Sublease Rent for such period of time that Subtenant continues to be prevented from using, and does not use, the Sublease Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Sublease Premises that is not used, bears to the total rentable area of the Sublease Premises.

13.    Insurance and Waiver of Claims.

13.1.    Insurance. Subtenant agrees to purchase and to carry in full force all insurance required by the Prime Lease to be carried by Sublandlord; provided, however, that Subtenant’s obligation to carry property damage insurance shall be limited to the Sublease Premises. Subtenant shall name Sublandlord and Prime Landlord as additional insureds on all liability insurance policies and as loss payees on its property damage insurance and shall provide Sublandlord with reasonable evidence of such insurance.

13.2.    Waiver of Claims. Notwithstanding any other provision in this Sublease to the contrary, Sublandlord and Subtenant hereby release one another, and Subtenant releases Prime Landlord, from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by the insurance required by Section 13.1 hereof, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

14.    Notices. All notices of any kind required under the provisions of this Sublease or the Prime Lease shall be mailed, postage prepaid, by certified or registered mail, return receipt requested or by a nationally recognized overnight delivery service, addressed as follows:

Sublandlord:

Fair Isaac Corporation

200 Smith Ranch Road

San Rafael, CA 94903

Attn: Abe Kleinfeld

Subtenant:

Volcano Corporation

2870 Kilgore Road

Rancho Cordova, CA 95670

Attn: John Dahldorf, Chief Financial Officer

Either party may, by such notice, designate a new or other address to which notice may be mailed. Any notice given hereunder shall be deemed received. Upon receipt of any notice from Prime Landlord relating to the Sublease Premises, Sublandlord shall promptly deliver a copy of such notice to Subtenant in accordance with the terms and conditions of this Section 14.

15.    Miscellaneous Provisions.

15.1.    This Sublease shall be construed under the laws of California.

15.2.    Each provision herein shall be deemed separate and distinct from all other provisions, and if any one of them shall be declared illegal or unenforceable, the same shall not affect the legality or enforceability of the other terms, conditions, and provisions hereof, which shall remain in full force and effect.

15.3.    This Sublease shall extend, apply to and firmly bind the heirs, executors, administrators, successors and assigns of the respective parties hereto as fully as the respective parties are themselves bound, but this provision shall not authorize the assignment of this Sublease or sublease of the Sublease Premises contrary to the provisions herein contained. Subtenant represents and warrants that it has the full right, power and authority to enter into this Sublease

15.4.    The term of this Sublease and Subtenant’s right to possession of the Sublease Premises shall terminate upon the termination of the Prime Lease for any reason.

15.5.    Subtenant and Sublandlord each represents and warrants that it has dealt with no broker, agent or other person in connection with this Sublease other than Jones Lang LaSalle (“Sublandlord’s Broker”) and Irving Hughes (“Subtenant’s Broker”). Sublandlord agrees to pay Sublandlord’s Broker and Subtenant’s Broker a commission in accordance with Sublandlord’s written listing agreement. Subtenant and Sublandlord each hereby indemnifies and holds harmless the other from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Sublease. The provisions of this Section shall survive the expiration or termination of this Sublease.

15.6.    This Sublease may be executed in counterparts, which upon execution by all parties shall constitute one integrated agreement.

IN WITNESS THEREOF, the parties hereto have hereunto set their hands as of the date hereinbefore first written.

SUBLANDLORD

FAIR ISAAC CORPORATION

By	/s/ Abe Kleinfeld

Its	Director of Real Estate

SUBTENANT

VOLCANO CORPORATION

By	/s/ John Dahldorf

Its	CFO

EXHIBIT A

PRIME LEASE*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

A-1

EXHIBIT B

LIST OF PERSONAL PROPERTY*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

B-1

EXHIBIT C

DEPICTION OF COMMON AREAS*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

C-1

EXHIBIT D

FLOOR PLAN OF SUBLEASE PREMISES

1st Floor Sublease Premises*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

D-1

EXHIBIT D-2

2nd Floor Sublease Premises*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

D-2

EXHIBIT E

FORM OF LANDLORD CONSENT*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

E-1

EXHIBIT F

FLOOR PLAN OF THE EXCLUDED SUBLEASE PREMISES*

*	Omitted. Per Regulation S-K, Item 601(b)(2), the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

F-1